Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified
Public Accountants
Anue Systems, Inc.
March 31, 2012 and December 31, 2011 and 2010

Report of Independent Certified Public Accountants

Board of Directors
Anue Systems, Inc.

We have audited the accompanying consolidated balance sheets of Anue Systems, Inc. (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anue Systems, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Grant Thornton LLP

Dallas, Texas
March 26, 2012

Anue Systems, Inc.

CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,190,050	$8,745,933	$3,888,122
Accounts receivable, net	7,885,965	7,117,897	6,466,817
Federal income taxes receivable	-	-	65,924
Inventories, net	4,057,937	4,114,353	2,715,157
Prepaid expenses and other current assets	886,426	538,008	357,645
Current deferred tax assets	4,288,387	4,288,387	3,221,495

Total current assets	30,308,765	24,804,578	16,715,160

PROPERTY AND EQUIPMENT, NET	1,683,475	1,682,655	730,820

INTANGIBLE ASSETS, NET	227,866	203,487	88,070

DEFERRED TAX ASSETS	-	-	34,885

DEPOSITS AND OTHER ASSETS	95,140	95,140	40,176

Total assets	$32,315,246	$26,785,860	$17,609,111

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,042,414	$881,748	$1,579,011
Accrued compensation and benefits	2,043,354	1,577,047	1,149,645
Accrued other expenses	3,364,429	1,382,437	1,523,636
Income taxes payable	1,759,534	1,726,423	41,093
Deferred revenue	8,965,628	7,431,382	5,459,801

Total current liabilities	17,175,359	12,999,037	9,753,186

DEFERRED REVENUE	2,040,643	1,243,904	1,372,323

DEFERRED TAX LIABILITIES	468,068	468,068	-

OTHER LONG-TERM LIABILITIES	332,323	337,425	101,551

Total liabilities	20,016,393	15,048,434	11,227,060

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value – 18,500,000 shares authorized, 12,159,341, 11,953,682 and 11,940,204 shares issued and outstanding	12,159	11,594	11,940
Additional paid-in capital	5,162,982	4,533,443	3,682,701
Stockholders’ notes receivable	(2,043,501)	(1,879,828)	(2,304,956)
Retained earnings	9,170,680	9,071,515	4,992,366
Accumulated other comprehensive income	(3,467)	342	-

Total stockholders’ equity	12,298,853	11,737,426	6,382,051

Total liabilities and stockholders’ equity	$32,315,246	$26,785,860	$17,609,111

The accompanying notes are an integral part of these consolidating financial statements.

Anue Systems, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)

Revenues:
Products and software	$11,124,760	$4,845,130	$31,684,894	$21,996,973
Maintenance	2,838,352	2,069,983	8,676,556	4,727,074
Other	68,383	16,741	149,549	61,313

Total revenues	14,031,495	6,931,854	40,510,999	26,785,360

Costs and expenses:
Cost of revenues	2,415,628	1,095,564	7,043,522	5,049,714
Engineering and development	2,554,656	1,886,307	7,801,499	5,456,540
Selling and marketing	4,589,850	2,335,885	13,205,932	9,708,147
General and administrative	1,947,696	1,013,500	5,245,487	2,939,761
Stock-based compensation	614,097	212,153	844,311	427,106
Litigation settlement	1,750,000	-	-	-

Total costs and expenses	13,871,927	6,543,409	34,140,751	23,581,268

Income from operations	159,568	388,445	6,370,248	3,204,092

Interest income	5,707	4,917	20,598	17,022

Income before income taxes	165,275	393,362	6,390,846	3,221,114

Income tax expense	66,110	142,280	2,311,697	888,878

Net income	$99,165	$251,082	$4,079,149	$2,332,236

The accompanying notes are an integral part of these consolidating financial statements.

Anue Systems, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

	Common Stock		Paid-in	Stockholders’ notes	Retained	Accumulated other comprehensive
	Shares	Amount	capital	receivable	earnings	income	Total

Balances at January 1, 2010	$8,614,889	$8,615	$169,626	$-	$2,660,130	$-	$2,838,371

Issuance of common stock pursuant to stock plan awards	3,325,315	3,325	3,085,969	-	-	-	3,089,294

Stock-based compensation	-	-	427,106	-	-	-	427,106

Stockholders’ borrowings	-	-	-	(2,897,842)	-	-	(2,897,842)

Stockholders’ repayments	-	-	-	592,886	-	-	592,886

Net income	-	-	-	-	2,332,236	-	2,332,236

Balances at December 31, 2010	11,940,204	11,940	3,682,701	(2,304,956)	4,992,366	-	6,382,051

Issuance of common stock pursuant to stock plan awards	13,478	14	6,431	-	-	-	6,445

Stock-based compensation	-	-	844,311	-	-	-	844,311

Stockholders’ repayments	-	-	-	425,128	-	-	425,128

Other comprehensive income- Foreign currency translation gain	-	-	-	-	-	342	342

Net income	-	-	-	-	4,079,149	-	4,079,149

Balances at December 31, 2011	11,953,682	$11,954	$4,533,443	$(1,879,828)	$9,071,515	$342	$11,737,426

The accompanying notes are an integral part of these consolidated financial statements.

Anue Systems, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY - Continued

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

	Common Stock		Paid-in	Stockholders’ notes	Retained	Accumulated other comprehensive
	Shares	Amount	capital	receivable	earnings	income	Total

Issuance of common stock pursuant to stock plan awards	205,659	$205	$15,442	$-	$-	$-	$15,647

Stock-based compensation	-	-	614,097	-	-	-	614,097

Stockholders’ borrowings	-	-	-	(506,062)	-	-	(506,062)

Stockholders’ repayments	-	-	-	342,389	-	-	342,389

Other comprehensive income- Foreign currency translation loss	-	-	-	-	-	(3,809)	(3,809)

Net income	-	-	-	-	99,165	-	99,165

Balances at March 31, 2012 (unaudited)	12,159,341	$12,159	$5,162,982	$2,043,501	$9,170,680	$(3,467)	$12,298,853

The accompanying notes are an integral part of these consolidated financial statements.

Anue Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$99,165	$251,082	$4,079,149	$2,332,236
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	125,415	61,349	370,597	155,722
Gain on sale of equipment	-	-	-	(80)
(Recovery) impairment of leasehold improvements	-	-	(18,106)	118,290
Intangible assets amortization	4,932	685	6,999	1,472
Loss on disposal of intangible assets	-	-	3,662	-
Share-based compensation	614,097	212,153	844,311	427,106
Deferred income taxes	-	-	(563,939)	(1,856,075)
Deferred rent	(5,518)	67,222	141,640	26,888
Changes in operating assets and liabilities:
Accounts receivable	(768,068)	3,329,833	(651,080)	(4,019,477)
Federal income taxes receivable	-	65,924	65,924	(65,924)
Inventories	56,416	11,437	(1,399,196)	(1,258,916)
Prepaid expenses and other current assets	(348,418)	(156,924)	(180,363)	(210,262)
Accounts payable	160,666	(624,257)	(697,263)	1,098,721
Accrued expenses and other current liabilities	2,448,299	(357,536)	286,203	1,388,582
Income taxes payable	33,110	(15,644)	1,685,330	(996,410)
Deferred revenue	2,230,984	914,989	1,843,162	4,077,622
Other long-term liabilities	416	202,105	94,234	-

Net cash provided by operating activities	4,751,497	3,962,418	5,911,264	1,219,495

Cash flows from investing activities
Maturity of short-term investment	-	-	-	245,000
Purchases of property and equipment	(126,235)	(450,777)	(1,305,326)	(628,010)
Proceeds from sale of equipment	-	-	1,000	80
Additions to intangible assets	(29,311)	(38,844)	(126,078)	(41,642)
Deposits and other assets	-	(48,373)	(54,964)	123

Net cash used in investing activities	(155,546)	(537,994)	(1,485,368)	(424,449)

Cash flows from financing activities
Issuance of common stock	15,647	3,832	6,445	191,452
Stockholder notes receivable issuance	(506,062)	-	-	-
Repayment of stockholder notes	342,389	112,951	425,128	592,886

Net cash provided by (used in) financing activities	(148,026)	116,783	431,573	784,338

Effect of exchange rates on cash and cash equivalents	(3,809)	(148)	342	-

Net increase in cash and cash equivalents	4,444,117	3,541,059	4,857,811	1,579,384

Cash and cash equivalents, beginning of period	8,745,933	3,888,122	3,888,122	2,308,738

Cash and cash equivalents, end of period	$13,190,050	$7,429,181	$8,745,933	$3,888,122

Supplemental disclosures of cash flow information Cash paid during the year for income taxes	$92,000	$33,000	$1,124,382	$3,807,287
Supplemental non-cash investing and financing activities Stockholder notes issued for common stock	-	-	-	$2,987,842

The accompanying notes are an integral part of these consolidated financial statements.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 1 - NATURE OF BUSINESS

Anue Systems, Inc. (the “Company”) was incorporated in Delaware on December 11, 2002 and is headquartered in Austin, Texas.  The Company creates products that help network engineers monitor and test complex networks. The Anue Systems’ Net Tool Optimizer products increase network visibility, improve monitoring tool performance and eliminate test access point (“TAP”) and switch port analyzer (“SPAN”) port shortages by replicating, filtering and aggregating data delivered to monitoring tools.  The Anue Systems’ Test and Measurement products emulate real world conditions in its customer’s labs to facilitate the testing and deployment of large networks. The Company’s customers include telecommunication and cable service providers, government agencies and corporations with large data centers and enterprises.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The Company has subsidiaries in the United Kingdom and Asia.  All subsidiaries are consolidated as they are wholly-owned by the Company.  All intercompany accounts and transactions have been eliminated. In the opinion of the Company, all material adjustments and disclosures necessary to fairly present the results of such periods have been made. All such adjustments are of a normal, recurring nature.

Interim Financial Information

We have prepared the accompanying financial data for the three months ended March 31, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP in the U.S. have been condensed and omitted pursuant to such rules. In the opinion of management, the accompanying interim financial statements contain all normal and recurring adjustments necessary to present fairly our unaudited consolidated financial position as of March 31, 2012, unaudited consolidated statement of operations for the three months ended March 31, 2012 and 2011, and unaudited consolidated statement of cash flows for the three months ended March 31, 2012 and 2011. The following unaudited interim financial information should be read in conjunction with the annual financial statements included herein.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period.  Actual results could differ from those estimates depending upon certain risks and uncertainties. Significant estimates made by management include those made in the areas of accounts receivable collectability, valuation of stock-based compensation expense and warranty costs.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustment, if any, to the estimates used are made prospectively based on such periodic evaluations.

Foreign Currency Translations

Foreign currency assets and liabilities are translated into U.S. dollars at period-end exchange rates, and revenues, costs and expenses are translated at weighted average exchange rates during each reporting period. Earnings include gains or losses resulting from foreign currency transactions and, when required, translation gains and losses resulting from the use of the U.S. dollar as the functional currency in highly inflationary economies. Other gains and losses resulting from translation of financial statements are a component of other comprehensive earnings

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”.  Revenue is recognized when there is persuasive evidence that an arrangement exists, delivery or performance has occurred, the fee is fixed or determinable and collectability is probable.

The Company’s revenues are principally derived from the sale and support of its systems. Product and software revenues primarily consist of sales of hardware products and software licensing.  Maintenance revenues primarily consist of the provision of post contract customer support and maintenance (“PCS”) related to the initial period provided with the product purchase (generally a 12-month period) and separately purchased extended PCS contracts.  PCS on the Company’s software products includes unspecified software upgrades when and if available and customer technical support services. The Company’s software products are installed on and work with the hardware products to enhance the functionality of the overall system. The Company’s software is generally more than incidental to the sale of its systems.  Service revenues include training and other professional services.  Other revenues primarily consist of rental of systems.  The Company accrues for warranty costs based on its historical experience. Freight charges billed to customers are included in revenues, with the associated costs included in cost of revenues.  Sales tax, when applicable, is added to a customer invoice and recorded as a liability in accrued other expenses.

The Company’s products are generally fully functional at the time of shipment and do not require any significant production, modification, customization or installation after shipment. As such, revenue from hardware and software product sales to customers, including distributors, is recognized upon shipment provided that all other revenue recognition criteria have been met.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Company uses a limited number of distributors to complement its direct sales efforts in certain international markets.  Due to the broad range of features and options available with the Company’s hardware and software products, distributors generally do not stock its products and typically place orders with the Company after receiving an order from an end customer.  These distributors receive business terms of sale generally similar to those received by the Company’s other customers.

The Company enters into arrangements with multiple deliverables that generally include hardware, software, PCS, and other professional services.  Prior to January 1, 2011, the deliverables in these arrangements were accounted under ASC 985-605, Software Revenue Recognition, which required vendor-specific objective evidence (“VSOE”) of fair value to separate the deliverables of the arrangement. This guidance does not allow alternatives for separation.  The guidance requires the use of the residual method to allocate arrangement consideration for the software and software related items when VSOE of fair value exists for all the undelivered items.  If VSOE did not exist, the deliverables could not be accounted for separately and the total arrangement fee was recognized ratably as a single unit of accounting over the contracted term of the PCS period.

Effective January 1, 2011, the Company adopted Accounting Standards Update (“ASU”) 2009-13 “Multiple-Deliverable Revenue Arrangements” a consensus of the FASB Emerging Issues Task Force, which amended ASC 985-605-25 “Multiple-Element Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements” which amended ASC 985-605.

Pursuant to the new guidance, objective and reliable evidence of fair value of the deliverables to be delivered is no longer required as the new guidance allows the arrangement fee to be allocated to the deliverables based on their relative selling price.  The Company determines relative selling price for a deliverable based on VSOE, if available, or its best estimate of selling price (“BESP”), if VSOE is not available.  The Company has determined that third-party evidence (“TPE”) of selling price is not a viable option for pricing deliverables due to the lack of readily available third-party data.

In determining VSOE or BESP, the Company uses methods which are consistent with methods used to determine prices for new products or services that are sold regularly on a standalone basis.  This methodology takes into consideration market position, expected profit margins, customer or geographic segments, distribution channels, entity-specific cost structure, discounting practices, as well as the size and volume of the Company’s transactions.  Market conditions are also considered and include supply and demand, competition, market perception and geographic-specific factors.

Where VSOE is not available, the Company uses BESP in accounting for its multiple element arrangements where the undelivered element is primarily PCS.  The arrangement consideration is allocated to all the deliverables, delivered and undelivered, based on published price lists and the percentage of the selling price of that element to the total amount of the estimated selling price of all the elements.  Other considerations in determining BESP include the standalone value of maintenance, customer discounts and customer volume.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Standalone post contract customer support, maintenance or extended hardware warranty arrangements are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to the customer.  Amounts which have been invoiced but not yet earned are recorded in accounts receivable and deferred revenue.

Optional software or third party software is accounted for under ASC 985-605, “Software Revenue Recognition Guidance”.  This software is considered non-essential to the functionality of the hardware thus is excluded from the guidance for multiple element arrangements.  The revenue for optional or third party software is recognized upon delivery.

Revenue for training or professional service arrangements is generally recognized as the services are performed and in accordance with the terms of the sales contract.

Amounts included in deferred revenue are as follows:

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)

Product revenue	$986,539	$424,822	$1,385,027
Post contract customer support	10,006,352	8,234,810	5,447,097
Other	13,380	15,654	-

Balance at end of period	$11,006,271	$8,675,286	$6,832,124

Of these amounts, $2,040,643, $1,243,904 and $1,372,323 at March 31, 2012 and December 31, 2011 and 2010, respectively, are not expected to be realized within one year.

Other revenue primarily consists of training services and rentals at March 31, 2012 and December 31, 2011, respectively. Training services are recognized when the services are rendered and rental revenues are recognized over the term of the underlying rental agreement period.

The adoption of the new accounting guidance in 2011 had a material impact on the Company’s financial condition. Amounts previously recognized as deferred revenue for post contract support and maintenance of $987,169 and for product revenue of $1,603,323 were recognized in fiscal year 2011 as a result of the implementation.  Pursuant to the implementation of this new guidance, the Company does not expect any other significant changes in the pattern or timing of revenue recognition.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other liabilities are carried at cost, which approximates their fair values because of the short-
term nature of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, interest-bearing deposits and money market accounts at two financial institutions, which exceed federally insured limits in the amount of $12,683,403, $8,245,933 and $3,092,753 as of March 31, 2012 and December 31, 2011 and 2010, respectively.  Management believes there is no significant credit risk associated with these balances. The Company considers all highly-liquid instruments with original maturities of three months or less at date of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist of trade receivables from customers.  The Company periodically performs credit evaluations for its customers and maintains reserves for potential losses.  Accounts receivable are generally due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts.  The Company determines its allowance by considering a number of factors including the length of time trade accounts receivable are past due, the Company’s previous loss history and the customer’s current ability to pay its obligation to the Company.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance for doubtful accounts.  Recoveries of receivables previously written off are credited back to bad debt expense in the period payment is received.  The allowance for doubtful accounts activity was as follows:

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)

Balance as of beginning of period	$357,301	$433,267	$93,838
Provision for bad debt expense (credit)	14,332	(58,472)	339,429
Customer accounts written off, net of recoveries	(17,077)	(17,494)	-

Balance as of ending of period	$354,556	$357,301	$433,267

Significant Concentrations

During the fiscal quarter ended March 31, 2012, the Company’s largest customer accounted for approximately 42% of consolidated net revenues. At March 31, 2012, the same customer and two others accounted for approximately 48% of net accounts receivable.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

During 2011, the Company’s largest customer accounted for approximately 34% of consolidated net revenues.  At December 31, 2011, the same customer accounted for approximately 19% of net accounts receivable.

During 2010, the Company’s three largest customers accounted for approximately 40% of net revenues. At December 31, 2011, the same customers accounted for approximately 30% of net accounts receivable.

Inventories

Inventories are goods held for sale in the normal course of business and are stated at the lower of cost (first-in, first-out) or market.  The Company’s inventory balance is segregated between raw materials, work in process and finished goods.  Raw materials are components and custom fabricated parts, work in process is partially assembled products and finished goods are products that are ready to be shipped to end customers.  Consideration is given to inventory shipped and received near the end of a period and the transaction is recorded when transfer of title occurs.  The Company evaluates inventories for obsolescence and adjusts to net realizable value when obsolescence or excess quantities necessitate such adjustments.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets, which are as follows:

Computer and network equipment	3-5 years
Computer software	3 years
Equipment and hand-held devices	3-5 years
Furniture and fixtures	3-6 years
Leasehold improvements	The shorter of the life of lease or the estimated life of the asset

Maintenance, repairs and minor replacements are charged to expense as incurred; costs of capital additions, improvements or major replacements are capitalized.  Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the statement of income.  For the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010, depreciation and amortization expense was $125,415, $370,597 and $155,722, respectively.  During the year ended December 31, 2011, the Company realized a recovery of a group of previously impaired assets of $18,106, and during the year ended December 31, 2010, the Company incurred an impairment charge primarily related to leasehold improvements of $118,290.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives which generally range from three to ten years.  The Company’s intangible assets are reviewed for impairment whenever an impairment indicator exists. None of the Company’s intangible assets were found to be impaired during the three months ended March 31, 2012 and years ended December 31, 2011 and 2010.

Product Warranty

The Company generally provides an initial 90-day standard limited warranty period, as well as a 12-month post contract support period on its hardware products after product shipment.  The Company accrues for estimated future warranty costs based on actual historical experience and other relevant data, as appropriate, at the time product revenue is recognized.  Product warranty costs are included in accrued other expense in the accompanying financial statements.

Research and Development Costs

Research and development costs are expensed as incurred.  Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.  The Company amortizes capitalized software costs at the greater of the amounts computed using: (1) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product; and (2) the straight-line method over the remaining estimated economic life of the product.

The establishment of technological feasibility of the Company’s products and general release of such software has substantially been at the same time.  As a result, software development costs qualifying for capitalization have been insignificant, and therefore, the Company has expensed all software development costs which are included within engineering and development expenses in the accompanying statement of income. During the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010, the Company recorded $2,554,656, $7,801,499 and $5,456,640, respectively, of engineering and development costs.

Advertising

Advertising costs are expensed as incurred.  During the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010, the Company recorded $298,850, $643,406 and $505,670, respectively, of advertising costs which are included in selling and marketing expenses in the accompanying statement of income.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

The Company determines its income taxes using the liability method.  Deferred taxes are based on the estimated future tax effects of differences between the financial statement basis and tax basis of assets and liabilities given the provisions of enacted tax law.

The Company considers historical losses, future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance.  Management is continuously assessing the realizability of deferred tax assets.

Tax positions are evaluated in a two-step process.  The Company first determines whether it is more likely than not that a tax position will be sustained upon examination.  If a tax position meets the more-likely-than-not threshold, it is then measured to determine the amount of expense to record in the financial statements.  The tax position is measured as the largest amount of expense that is greater than 50 percent likely to be realized upon ultimate settlement.  Additionally, the Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision.

For the interim periods, the Company estimates its current tax rate for the year and uses that rate for income tax purposes.  Deferred taxes are not adjusted on an interim basis as such amounts are not material.

Stock-Based Compensation

Share-based awards are accounted for using the grant date fair value method. Under this method, share-based compensation expense is measured by the estimated fair value of the stock options at the date of grant using the Black-Scholes option pricing model and recognized over the vesting period with a corresponding increase to additional paid-in capital.

Contingencies

The Company is subject to, from time to time, legal, regulatory and other proceedings and claims arising from conduct in the ordinary course of business.  As the Company becomes involved in any legal claim or proceeding, it reviews the status of any significant litigation matter and assesses the potential financial exposure.  If the potential loss from any claim or legal proceeding is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss.  Significant judgment is required in both the determination of the probability of a loss and the determination as to whether the amount of any probable loss can be reasonably estimated.  Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to its pending claims and litigation and may revise its estimates.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 3 - INVENTORIES

Inventories consist of the following:

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)

Raw materials	$2,022,075	$2,266,018	$1,955,867
Work in process	2,005,618	1,783,292	621,732
Finished goods	30,244	65,043	137,558

Inventories	$4,057,937	$4,114,353	$2,715,157

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)

Computer and network equipment	$596,660	$548,284	$367,276
Computer software	463,213	413,587	237,285
Equipment and hand-held devices	649,652	628,220	335,567
Furniture and fixtures	240,688	236,510	41,386
Leasehold improvements	485,708	483,085	179,560
	2,435,921	2,309,686	1,161,074
Less: accumulated depreciation and amortization	(752,446)	(627,031)	(311,964)
Less: impairment related to leasehold improvements	-	-	(118,290)

Property and equipment, net	$1,683,475	$1,682,655	$730,820

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of the following at March 31, 2012 (unaudited):

	Gross Carrying Amount	Accumulated Amortization	Net

Amortized intangible assets:
Patents	$202,132	$(13,603)	$188,529
Other	20,000	(1,875)	18,125

Total	$222,132	$(15,478)	$206,654

Unamortized intangible assets:
Trademarks	$21,212

Intangible assets consist of the following at December 31, 2011:

	Gross Carrying Amount	Accumulated Amortization	Net

Amortized intangible assets:
Patents	$173,984	$(9,296)	$164,688
Other	20,000	(1,250)	18,750

Total	$193,984	$(10,546)	$183,438

Unamortized intangible assets:
Trademarks	$20,049

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 5 - INTANGIBLE ASSETS - Continued

Intangible assets consist of the following at December 31, 2010:

	Carrying Amount	Gross Accumulated Amortization	Net

Amortized intangible assets:
Patents	$84,971	$(3,547)	$81,424

Unamortized intangible assets:
Trademarks	$6,646

For the three months ended March 31, 2012, and years ended December 31, 2011 and 2010, amortization expense was $4,932, $6,999 and $1,472 and respectively.

Estimated Amortization Expense for Year Ending December 31,

2012	$10,545
2013	10,545
2014	10,545
2015	10,545
2016 and thereafter	141,258

$183,438

NOTE 6 - PRODUCT WARRANTY

Changes in the product warranty reserve are as follows:

	As of March 31,	As of December 31,
	2012	2011	2010
	(unaudited)

Balance at beginning of period	$236,706	$426,190	$297,923
Warranties issued	187,365	2,140,157	426,190
Settlements made and warranties expired	(134,561)	(2,329,641)	(297,923)

Balance at end of period	$289,510	$236,706	$426,190

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 7 - INCOME TAXES

The provision for income tax expense consisted of the following for the years ended December 31:

	2011	2010

Current:
Federal	$2,748,604	$2,740,289
State	113,259	4,665
Foreign	13,774	-
	2,875,637	2,744,954

Deferred:
Federal	(505,777)	(1,860,741)
State	(58,163)	4,665
Foreign	-	-
	(563,940)	(1,856,076)

Income tax expense	$2,311,697	$888,878

The effective income tax rates differ from the statutory U.S. federal income tax rates for the years ended December 31, 2011 and 2010 as follows:

	2011	2010

Federal income tax expense at statutory rate	34.0%	34.0%
State income tax expense, net of federal benefit	1.8	0.3
Share-based compensation	1.1	1.1
Domestic production activities deduction	(1.2)	(4.0)
Research and development credits	(1.2)	(5.3)
Effect of foreign operations	(0.3)	-
Permanent items and other	2.0	1.5

Income tax expense	36.2%	27.6%

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 7 - INCOME TAXES - Continued

Differences between the book value and the tax basis of the Company’s assets and liabilities result in deferred tax assets and liabilities as follows at December 31:

	2011	2010

Deferred tax assets:
Current deferred tax asset:
Allowance for doubtful accounts	$124,341	$147,311
Inventories	327,595	376,554
Deferred rent	84,630	34,527
Accruals not currently deductible for tax purposes and other	506,309	323,657
Stock-based compensation	275,357	55,181
Deferred revenue	3,018,999	2,322,922

Total current deferred tax assets	4,337,231	3,260,152

Noncurrent deferred tax asset:
Tax credits	84,227	119,404

Total noncurrent deferred tax assets	84,227	119,404

Deferred tax liabilities:
Current deferred tax liabilities:
Prepaid expenses	(48,844)	(38,657)

Total current deferred tax liabilities	(48,844)	(38,657)

Noncurrent deferred tax liabilities:
Property and equipment and intangible assets, due principally to depreciation and amortization differences	(552,295)	(84,519)

Total noncurrent deferred tax liabilities	(552,295)	(84,519)

Net current deferred tax asset	4,288,387	3,221,495

Net noncurrent deferred tax (liability) asset	(468,068)	34,885

Net deferred taxes	$3,820,319	$3,256,380

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 7 - INCOME TAXES - Continued

As of December 31, 2011 and 2010, the Company had federal and state research and development carryforwards of approximately $117,000 and $170,000, respectively.  The state credit carryforwards will begin to expire in varying amounts in 2024 if not utilized.

Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all the relevant information.  A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  Tax positions that previously failed to meet the more-likely-than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met.  Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits for the years ended December 31:

	2011	2010

Unrecognized tax benefit as of January 1	$151,511	$168,308
Gross increases - tax positions in prior year	179,713	21,335
Gross decreases - tax positions in prior year	(163,108)	(90,852)
Gross increases - tax positions in current year	216,953	52,720

Unrecognized tax benefit as of December 31	$385,069	$151,511

Included in the balance of unrecognized tax benefits at December 31, 2011 and 2010 are $207,928 and $11,133, respectively, of tax benefits that, if recognized, would affect the effective tax rate.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense.  Related to the unrecognized tax benefits noted above, the Company accrued penalties and interest of $71,900 and $34,024 as of December 31, 2011 and 2010, respectively.

The Company is subject to taxation in the United States, including California, Georgia, Maryland, Massachusetts, North Carolina, Pennsylvania and Texas.  With few exceptions, the Company is no longer subject to U.S. federal and state examinations for tax years prior to December 31, 2008.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 8 - STOCK-BASED COMPENSATION

Stock Plan

In December 2010, the Anue Systems, Inc. 2004 Stock Plan (the “Stock Plan”) was amended and provides for the issuance of up to 9,700,000 shares of common stock for share-based awards to employees, directors and consultants and may include incentive stock options (“ISO”), nonstatutory stock options, restricted stock units (“RSU”) and restricted stock awards.  As of March 31, 2012, December 31, 2011 and 2010, there were 3,413,269, 4,408,226 and 4,431,791, respectively, authorized shares available for grant under the Stock Plan.

Stock Options

Options generally are granted at the estimated fair value as determined in good faith by the Board of Directors terminate 10 years after the date of grant, and generally vest over four years.  For most options, in the event the option holder ceases to be a service provider, all unvested options are forfeited and all vested options may be exercised within a period of up to three months after termination or up to 12 months after termination as a result of disability or death.

Restricted Stock Awards

During 2011, the Company did not grant any restricted stock awards under the Stock Plan.  During 2010, 100,000 restricted stock awards were granted by the Company to an executive officer.  The fair value of these restricted stock awards granted in 2010 was $1.62 per share, which was based upon the stock price at the date of the grant.  These shares will vest over twenty-one months. In February 2012, 195,000 restricted stock awards were granted by the Company to an executive officer in accordance with an employment agreement.  The fair value of these restricted stock awards granted in 2012 was $6.98 per share, which was based upon the stock price at the date of grant.  These shares will vest over thirty-six months.

Warrants

During 2011, the Company issued warrants to several of its outside directors allowing them to purchase up to 338,000 shares of stock at an exercise price of $1.62 per share.  As of March 31, 2012, each warrant has a predefined vesting period and is subject to terms and conditions that are specified in the underlying document, and the warrants do not have an expiration date.  The warrants were issued in conjunction with the Company executing consulting agreements to have the outside directors provide strategic consulting services.  One warrant agreement was cancelled with the hiring of one of the outside directors.  At the time of cancellation, warrants covering 5,556 shares of stock had vested pursuant to the warrant agreement, and all of such warrants were exercised in February 2012.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 8 - STOCK-BASED COMPENSATION - Continued

Stock-Based Compensation Expense

The Company calculated the estimated fair value for each share-based award on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010: a volatility of 56.3%, 56.2% and 58.5%, respectively, a weighted average risk-free interest rate of 1.02%, 2.53% and 2.69%, respectively, no dividends and a weighted average expected life of 6.1, 6.1 and 5.9 years, respectively.

The Black-Scholes option-pricing model requires the input of highly subjective assumptions.  The Company continues to assess the assumptions and methodologies used to calculate the estimated fair value of share-based compensation.  Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, which could materially impact the fair value determinations.

The Company recorded $614,097, $844,311 and $427,106 of share-based compensation expense for the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010, respectively.  Stock-based compensation expense is calculated on a straight-line basis over the expected term of the related options.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 8 - STOCK-BASED COMPENSATION - Continued

A summary of Stock Plan activity follows:

	Shares under option	Weighted average exercise price	Weighted average remaining contractual life (in years)	Aggregate intrinsic value

Outstanding as of January 1, 2012	1,812,092	$0.85
Granted	1,011,043	$5.63
Exercised	(205,659)	$0.04
Forfeited	(16,086)	$1.30
Expired	-	$0.00

Outstanding as of March 31, 2012	2,601,390	$2.76	7.88	$10,986,620

Vested or expected to vest as of March 31, 2012	2,293,765	$2.47	7.67	$10,373,585

Exercisable as of March 31, 2012	1,335,351	$0.79	6.46	$8,293,758

	Shares under option	Weighted average exercise price	Weighted average remaining contractual life (in years)	Aggregate intrinsic value

Outstanding as of January 1, 2011	1,802,005	$0.83
Granted	64,500	1.62
Exercised	(13,478)	0.48
Forfeited	(40,935)	1.49
Expired	-	-

Outstanding as of December 31, 2011	1,812,092	$0.85	7.21	$2,270,882

Vested or expected to vest as of December 31, 2011	1,696,168	$0.81	7.10	$2,189,395

Exercisable as of December 31, 2011	1,250,821	$0.63	6.55	$1,836,881

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 8 - STOCK-BASED COMPENSATION - Continued

	Shares under option	Weighted average exercise price	Weighted average remaining contractual life (in years)	Aggregate intrinsic value

Outstanding as of January 1, 2010	1,578,123	$0.33
Granted	3,629,500	1.13
Exercised	(3,325,315)	0.93
Forfeited	(24,973)	0.48
Expired	(55,330)	0.28

Outstanding as of December 31, 2010	1,802,005	$0.83	8.16	$1,421,656

Vested or expected to vest as of December 31,
2010	1,588,408	$0.77	7.98	$1,352,571

Exercisable as of December 31, 2010	872,669	$0.51	7.09	$965,556

The weighted average grant-date fair value of options granted for the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010 were $4.24, $0.89 and $0.68 per share, respectively.  The total intrinsic value of options exercised during the fiscal quarter ended March 31, 2012 and the years ended December 31, 2011 and 2010 were $1,396,767, $18,090 and $571,126, respectively.  Unamortized compensation cost related to non-vested awards was $3,914,767, $1,166,026 and $1,600,648 as of March 31, 2012 and December 31, 2011 and 2010, respectively, and will be recognized as awards vest over a weighted average period of 1.27, 1.16 and 1.49 years, respectively.

NOTE 9 - EMPLOYEE RETIREMENT PLAN

The Company has a retirement savings plan structured under Section 401(k) of the Internal Revenue Code (the “Code”).  The plan covers substantially all employees meeting minimum age and service requirements.  Under the plan, employees may elect to contribute a percentage of their current compensation up to 90% of compensation and up to 100% of any bonus, subject to certain maximum dollar limitations prescribed by the Code, and have the amount contributed to the plan as salary deferral contributions.  The plan allows for both employer matching contributions and employer non-elective contributions to be made at the discretion of management.  Both types of employer contributions vest over four years of an employee’s service.  There were no employer matching or discretionary non-elective contributions made during the fiscal quarter ended March 31, 2012 or the years ended December 31, 2011 or 2010.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 10 - RELATED PARTY TRANSACTIONS

During the fiscal quarter ending March 31, 2102 and the years ended 2011 and 2010, one or more of the Company’s outside directors provided strategic consulting services to the Company.  For the fiscal quarter ending March 31, 2012 and the years ended December 31, 2011 and 2010, the Company recorded $6,250, $187,018 and $75,000, respectively, of expense related to these services.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain office facilities under operating lease arrangements, which generally expire in 2015. The Company recognizes escalating lease payments on a straight-line basis. The Company executed new lease agreements in March 2011 and moved its corporate headquarters from its prior facilities of approximately 20,000 square feet to its current facilities of approximately 41,200 square feet.  This move commenced in May 2011 and was concluded by June 2011.  Future minimum payments for noncancelable operating leases as of December 31, 2011 are as follows:

Year Ending December 31,

2012	$838,143
2013	855,404
2014	532,493
2015	411,599
2016 and thereafter	-

Total minimum payments required (a)	$2,637,639

(a) - Minimum payments have not been reduced by minimum sublease rentals of $704,088 due in the future under noncancelable subleases.

Anue Systems, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 (unaudited)

NOTE 11 - COMMITMENTS AND CONTINGENCIES - Continued

Rent expense consisted of the following for the years ending December 31:

	2011	2010

Minimum rentals	$771,429	$268,111
Other periodic rentals	70,402	19,978
Less: sublease rentals	(97,632)	-

	$744,199	$288,089

Rent expense is accounted for on the straight-line method, resulting in a deferred rent liability of $243,191.

Litigation

The Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business, including intellectual property litigation.  While the outcome of these matters is currently not determinable, the Company does not expect that the overall costs to resolve these matters will have a material adverse effect on its consolidated financial position, results of operations, or cash flows.  See Note 12 below.

NOTE 12 - SUBSEQUENT EVENTS

On January 25, 2012, a former employee and then current stockholder, as well as a related Texas limited partnership (collectively the “Plaintiffs”), filed a civil action against the Company and several of its directors (the “Claim”) in the District Court of Travis County, Texas.  The Plaintiffs alleged, among other things, a breach of fiduciary duty and sought reimbursement of attorneys fees and costs, as well as an unspecified amount of compensatory damages and other relief.  The Company settled this Claim on May 31, 2012 for $1,750,000, and a dismissal was filed with the District Court of Travis County, Texas on June 15, 2012.  No further actions are pending.  This settlement has been reflected in the unaudited interim financial information for the fiscal quarter ended March 31, 2012 as it was the settlement of a contingency prior to issuance of the interim financial information.

On May 4, 2012, the Company signed a definitive agreement providing for Ixia to acquire the Company.  The Company will be continued to be operated as a wholly-owned subsidiary of Ixia, which is a California corporation and a publicly held company.  The acquisition was closed on June 1, 2012 after the satisfaction of customary closing conditions.

Management has evaluated subsequent events through March 26, 2012, the original date these financial statements for the year ended December 31, 2011 were available for issuance, noting no other material subsequent events.

Management has also evaluated subsequent events through August 13, 2012, the date the unaudited interim financial information for the three months ended March 31, 2012 were available for issuance, noting no other material subsequent events.